SUBITEM Q1A EXHIBITS

AMENDMENT 9
TO THE BYLAWS
OF
FEDERATED INDEX TRUST
Effective January 1
2006
Strike Section 1
Officers and Section
2 Election of Officers
from Article I  OFFICERS AND
THEIR ELECTION
and
replace with the
following
Section 1  Officers
 The Officers of
the Trust shall
be a President
 one or more
Executive Vice
Presidents one
or more Senior
Vice Presidents
 one or more Vice
 Presidents a
Treasurer and a
Secretary  The
Board of Trustees
in its discretion may
 also elect or appoint
one or more Vice
Chairmen of the Board
of Trustees who need
not be a Trustee and
 other Officers or agents
including one or more
Assistant Vice Presidents
 one or more Assistant
Secretaries and one or
more Assistant Treasurers
 An Executive Vice President
 Senior Vice President or Vice
President the Secretary or
 the Treasurer may appoint
 an Assistant Vice President
 an Assistant
Secretary or an Assistant
Treasurer respectively
to serve until the next
election of Officers
Two
or more offices may be
held by a single person
except the offices of
 President and Executive
 Vice
President Senior Vice
President or Vice President
 may not be held by
the same person
concurrently  It shall
 not be necessary for
any Trustee or any
Officer to be a holder
 of shares in
any Series or Class
of the Trust  Any
officer or such other
person as the Board may
appoint may
preside at meetings
of the shareholders
Section 2  Election of
 Officers  The Officers
shall be elected annually
by the Trustees  Each
Officer shall hold office
for one year and until the
election and qualification
of his successor or
until earlier resignation
or removal

Strike Sections 2 Chairman
of the Trustees Section 3
 Vice Chairman of the
Trustees Section 4
President and Section 5
Vice President from
Article II  POWERS
AND DUTIES OF
TRUSTEES AND OFFICERS
and replace with the following
Section 2  Chairman of the Board
  The Board may elect from
among its members a Chairman of
the Board  The Chairman
shall at all times be a Trustee
 who meets all applicable
regulatory and
other relevant requirements
for serving in such capacity
 The Chairman shall not be an
officer of
the Trust but shall preside
over meetings of the Board and
shall have such other
responsibilities
in furthering the Board functions
as may be assigned from time
to time by the Board of Trustees
or prescribed by these ByLaws
 It shall be understood that
 the election of any Trustee
as
Chairman shall not impose on
that person any duty obligation
or liability that is greater
 than the
duties obligations and
liabilities imposed on that
person as a Trustee in the
absence of such
election and no Trustee who
is so elected shall be held to
a higher standard of care by
virtue
thereof  In addition election
as Chairman shall not affect in
 any way that Trustees rights or
entitlement to indemnification
under the ByLaws or otherwise
 by the Trust  The Chairman
 shall
be elected by the Board
annually to hold office
until his successor shall
have been duly elected
and shall have qualified
or until his death or until
 he shall have resigned or
have been removed
as herein provided in these
ByLaws  Each Trustee
including the Chairman
shall have one vote
Resignation  The Chairman
may resign at any time by
giving written notice of
resignation to the
Board  Any such resignation
shall take effect at the time
 specified in such notice
 or if the time
when it shall become effective
shall not be specified therein
immediately upon its receipt and
unless otherwise specified
therein the acceptance
of such resignation shall
 not be necessary to
make it effective
Removal  The Chairman
may be removed by
majority vote of
the Board with or
without cause at
any time
Vacancy  Any
vacancy in the
office of Chairman
 arising from any
cause whatsoever may be
filled for the
unexpired portion
of the term of the
 office which shall
be vacant by the vote of the
Board
Absence  If for any
reason the Chairman
is absent from a
meeting of the Board
 the Board may
select from among its
members who are
present at such meeting
 a Trustee to preside at such
meeting
Section 3  Vice
Chairman of the Trustees
  Any Vice Chairman
shall perform such duties as may
be assigned to him from
 time to time by the
Trustees  The Vice
Chairman need not be a
Trustee
Section 4  President
 The President shall be
the principal executive
 officer of the Trust
He shall
counsel and advise the
 Chairman  He shall
have general supervision
over the business of
the
Trust and policies of
 the Trust  He shall
 employ and define the
duties of all employees
shall
have power to discharge
 any such employees shall
 exercise general
supervision over the
affairs
of the Trust and shall
 perform such other
duties as may be
assigned to him
from time to time by
the Trustees the
Chairman or the
Executive Committee
  The President shall
have the power to
appoint one or more
Assistant Secretaries
 or
other junior officers
subject to ratification
of such
appointments by the Board
  The President shall have
the power to sign in the
name of and on
behalf of the Trust
 powers
 of attorney proxies
waivers of notice of
meeting consents and
other
instruments relating
to securities or other
property owned by the
Trust and may in the
name of
and on behalf of the
Trust take all such
action as the President
 may deem advisable in
entering
into agreements to
purchase securities
or other property in
 the ordinary course
of business and to
sign representation
letters in the course
of buying securities
 or other property
Section 5  Vice
President  The
Executive Vice
President Senior
Vice President or
Vice
President if any
 i
n order of their
rank as fixed by
the Board or if
 not ranked a Vice
President
designated by the
 Board in the
absence of the
President shall
perform all duties
and may exercise
any of the powers

 of the President
subject to the control
 of the Trustees
Each Executive Vice
President Senior
Vice President and
Vice President shall
 perform such other
duties as may be
assigned to him from
 time to time by the
Trustees the Chairman
the President or the Executive
Committee  Each
Executive Vice President
 Senior Vice President
 and Vice President shall be
authorized to sign
documents on behalf of
 the Trust  The
Executive Vice President
 Senior Vice
President and Vice
President shall have
the power to sign
 in the name of and
on behalf of the
Trust and subject to
Article VIII Section
 1 powers of attorney
 proxies waivers of notice of
meeting consents and
 other instruments
relating to securities
or other property owned by the
Trust and may in the
name of and on behalf
of the Trust take all
such action as the Executive
Vice President Senior
Vice President or Vice
President may deem
advisable in entering
into
agreements to purchase
securities or other
property in the ordinary
 course of business and to sign
representation letters
in the course of buying
 securities or other property



SUBITEM Q1E EXHIBITS

SUBADVISORY AGREEMENT
This Subadvisory Agreement
 this Agreement is
entered into as of September
 26
2006 among Federated
Index Trust a Massachusetts
 business trust the Trust
 on
behalf of each series
 portfolio of the Trust
set forth on Appendix
 A to this Agreement
each a Portfolio and
 collectively the
Portfolios Federated
Equity Management
Company of Pennsylvania
 a Delaware statutory
trust Manager and
BlackRock
Investment Management
LLC Subadviser a
 Delaware limited
partnership
WHEREAS the Trust on
behalf of the Portfolios
 has entered into a Management
Contract dated July 2
1990 with Manager as
amended and supplemented
from time to
time the Management
Contract pursuant to
which Manager has agreed
to provide
certain management and
administrative services
to the Portfolios and
WHEREAS Manager desires
 to appoint Subadviser as
 investment subadviser to provide
the investment advisory
 and administrative
services to the Portfolios
 specified herein and
Subadviser is willing
to serve the Portfolios
 in such capacity and
WHEREAS the trustees of
the Trust the Trustees
 including a majority of the
Trustees who are not
interested persons
as such term is defined below
 of any party to
this Agreement
have each consented to
such an arrangement
NOW THEREFORE in
consideration of the mutual
covenants contained herein the
parties agree as follows

APPOINTMENT OF SUBADVISER
COMPENSATION
Appointment as Subadviser
Subject to and in accordance
with the provisions hereof
 Manager hereby appoints
Subadviser as investment
subadviser to perform the
 various investment advisory
 and
other services to the
Portfolios set forth herein
 and subject to the
restrictions set forth
herein hereby delegates to
Subadviser the authority
vested in Manager pursuant
to the
Management Contract to the
extent necessary to enable
Subadviser to perform its
obligations under this Agreement
Scope of Investment Authority
The Subadviser is hereby
authorized on a discretionary
basis to manage the
investments and determine the
composition of the assets of
each Portfolio subject
at all times to i the
supervision and control of
the Trustees ii the
requirements
of the Investment Company
Act of 1940 as amended
the 1940 Act and the
rules thereunder iii
the investment objective
policies and limitations as
provided in the Portfolios
Prospectus and other governing
documents and iv
such instructions policies
and limitations relating to
the Portfolio as the Trustees
or Manager may from time to
time adopt and communicate
in writing to
Subadviser Notwithstanding
 anything herein to the contrary
Subadviser is not
authorized to take any action
including the purchase and
sale of portfolio
securities in contravention
of any restriction limitation
 objective policy or
instruction described in the
previous sentence
b	The Subadviser shall
manage each Portfolio in a manner
 consistent with
such Portfolios investment
objective strategies and
 policies that are described in
such Portfolios then currently
effective registration statement
  With respect to a
portion equal to approximately
 twenty percent 20% of
the Federated MaxCap
Index Fund under normal
circumstances the Subadviser
will slightly over or
underweight positions
in securities listed within
the relevant benchmark index
and use related quantitative
strategies approved by the
 Manager in an effort to
improve the performance of
 such Portfolio relative to
 the benchmark index to
compensate for Portfolio expenses
and tracking error

c	The parties agree that
for so long as this Agreement shall
 remain in effect
Subadviser shall exercise
discretionary investment
authority over the manner in
which the Portfolios assets are
invested without obtaining any
further approval or
consent from the Trustees or
Manager provided that the Trustees
 and Manager
shall at all times have the right
 to monitor the Portfolios
investment activities and
performance require Subadviser
to make reports and give
 explanations as to the
manner in which the Portfolios
 assets are being invested
Appointment as Proxy Voting
Agent
Subject to and in accordance
with the provisions hereof
the Trustees may at any time
choose to appoint Subadviser
as the Portfolios proxy voting
agent at such time the
Trustees shall delegate to
Subadviser discretionary
authority to vote all proxies
 solicited
by or with respect to issuers
of securities in which the
assets of the Portfolios may be
invested from time to time
 provided that Subadviser
reports to the Trustees or
Manager
such information about
proxies voted as may be
required by applicable law
or regulation
or as Trustees or Manager
shall reasonably request
Upon written notice to
Subadviser
the Trustees may at any
time withdraw the
authority granted to
Subadviser pursuant to
this Section 13 to
perform any or all of
the proxy voting services
 contemplated hereby

Governing Documents
Manager will provide
Subadviser with copies of
i the Trusts Declaration of
 Trust and
Bylaws as currently in
effect ii each Portfolios
currently effective prospectus
and
statement of additional
information as set forth
in the Trusts registration
statement
under the 1940 Act and the
 Securities Act of 1933
 as amended the 1933 Act
iii any
instructions investment
policies or other restrictions
adopted by the Trustees or
Manager
supplemental thereto and iv
 the Management Contract
Manager
 will provide
Subadviser with such further
documentation and information
concerning the investment
objectives policies and
restrictions applicable to
 the Portfolios as Subadviser
 may from
time to time reasonably
request
Compensation
Manager shall compensate
Subadviser for the services
it performs on behalf of the
Portfolios in accordance
with the terms set forth in
Appendix A to this Agreement
Subadvisers fee shall be
 computed monthly and
 within fifteen business
days of the end
of each calendar month
Manager shall transmit
to Subadviser the fee for
the previous
month Payment shall be
 made in federal funds
 wired to a bank account
designated by
Subadviser If this
Agreement becomes
effective or terminates
 before the end of any
month the fee if any
for the period from the
effective date to the
end of such month or
from the beginning of
 such month to the date
of termination as the
case may be shall be
prorated according to
the proportion which
such period bears to
the full month in which
such effectiveness or
termination occurs
Subadviser agrees to
look exclusively to
Manager and not to
any assets of the Trust
or the Portfolios for
the payment of
Subadvisers fees
 arising under this section
SERVICES TO BE
PERFORMED BY SUBADVISER
Investment Advisory
Services
In fulfilling its obligations
to manage the assets of
the Portfolios Subadviser will
formulate and implement a
 continuous investment
program for the
Portfolios
take whatever steps are
 reasonably necessary
to implement these
investment programs by
the purchase and sale of
 securities
and other investments
 including the selection
of brokers or
dealers the placing of
orders for such purchases
 and sales in
accordance with the
 provisions of paragraph
b below and
assuring that such
purchases and sales
are properly settled
and cleared
provide such reports
with respect to the
implementation of the
Portfolios
investment programs as
the Trustees or Manager
shall
reasonably request
provide to Manager
performance attribution
ie index tracking error
analysis reports
for each Portfolio
on a monthly basis in
such form or forms
as the parties may
agree to from time to
time
provide Portfolio
 composition data to
 Manager on a quarterly
basis or as
needed for Managers
 reporting requirements
 and
provide advice and
assistance to Manager
as to the determination
of the
fair value of certain
securities where market
 quotations are
not readily available
for purposes of calculating
net asset
value of the Portfolios
 in accordance with valuation
procedures and methods
established by the Trustees
The Subadviser shall place all
orders for the purchase and sale
of portfolio
securities for the Portfolios
 accounts with brokers and
dealers selected by
Subadviser Such brokers
and dealers may include brokers
 or dealers that are
affiliated persons
as such term is defined
 in the 1940 Act of the
Trust the
Portfolios Manager or
Subadviser provided that
Subadviser shall only place
orders on behalf of the
Portfolios with such
affiliated persons in
accordance with
procedures adopted by the
Trustees pursuant to Rule
17e1 or as otherwise
permitted under section
17e of the 1940 Act The
 Subadviser shall use its
best
efforts to seek to execute
 portfolio transactions at
prices that are advantageous to
the Portfolios and at
commission rates that
are reasonable in relation to the
benefits received In
selecting brokers or
dealers qualified to
execute a particular
transaction brokers
or dealers may be
selected who also
provide brokerage and
research services
as those terms are
 defined in Section
28e of the Securities
Exchange Act of 1934
 to the Portfolios and/
or other accounts over which
Subadviser or its a
ffiliates exercise
 investment discretion
 The Subadviser is
authorized to pay
a broker or dealer who
provided such brokerage and
research
services a commission
for executing a portfolio
 transaction for the Portfolios
which is in excess of
the amount of commission
 another broker or dealer
would
have charged for effecting
that transaction if
Subadviser determines
in good faith
that such amount of
commission is reasonable
 in relation to the value of the
brokerage and research
 services provided by
such broker or dealer
This
determination may be
viewed in terms of either
 that particular transaction
 or the
overall responsibilities
 which Subadviser and its
 affiliated persons have
 in respect
to accounts over which
they exercise investment
discretion The Trustees shall
periodically review the
 commissions paid by the
Portfolios to determine if the
commissions paid over
representative periods
were reasonable in relation
 to the
benefits to the Portfolios
 and Subadviser shall
provide any information
requested
by the Trustees for purposes
of such review
Administrative and Other
 Services
Subadviser will at its
expense furnish i
all necessary investment and
management facilities
including salaries of
personnel required for it to
execute its
duties faithfully and
ii administrative facilities
including bookkeeping clerical
personnel and equipment necessary
 for the performance of its
investment
management services hereunder
 excluding determination of
 net asset values and
shareholder accounting
services
Subadviser will maintain all
 accounts books and records
with respect to the
Portfolios as are required of
 an investment adviser of a
 registered investment
company pursuant to the 1940
 Act and the rules thereunder
 Subadviser agrees
that such records are the
property of the Trust and
will be surrendered to the
Trust or Manager or their
designee promptly upon request
provided that the
Subadviser may maintain
opies of all such records
The Manager shall be
granted reasonable access
to the records and documents
in Subadvisers
possession relating to the
Portfolios
Subadviser shall provide such
 information as is reasonably
necessary to enable
Manager to prepare and update
the Trusts registration
statement and any
supplement thereto and the
Portfolios financial statements
Subadviser
understands that the Trust
and Manager will rely on such
information in the
preparation of the Trusts
 registration statement
 and the Portfolios financial
statements and hereby
covenants that any such
information approved by
Subadviser expressly for
 use in such registration
and/or financial statements
 shall
be true and complete in all
material respects
COMPLIANCE CONFIDENTIALITY
Compliance
Subadviser will comply with
i all applicable state
and federal laws and
regulations governing
the performance of
Subadvisers duties
hereunder ii the
investment objective
policies and limitations
 as provided in the Portfolios
Prospectus and other
governing documents
 as provided to the Subadviser
 and
iii such instructions
policies and limitations
relating to the Portfolios as the
Trustees or Manager may
from time to time adopt and
communicate in writing to
Subadviser
Subadviser will adopt
 a written code of ethics
complying with the requirements of
Rule 17j1 under the
1940 Act and will provide
the Trust with a copy of such
code of ethics evidence
of its adoption and copies
of any supplemental policies
and procedures implemented
to ensure compliance therewith
Subadviser will promptly
 notify Manager of any
material violation of the laws
regulations objectives
policies limitations or
instructions identified
in paragraph
a of this section or of
its Code of Ethics with
 respect to any Portfolio
Confidentiality
The parties to this
 Agreement agree that
each shall treat as
confidential all information
provided by a party
 to the others regarding
such partys business and
operations
including without limitation
the investment activities or
 holdings of the Portfolios All
confidential information
 provided by a party hereto
shall be used by any other parties
hereto solely for the purposes
 of rendering services
 pursuant to this Agreement
 and
except as may be required
 in carrying out the terms
 of this Agreement shall not
be
disclosed to any third party
 without the prior consent of
 such providing party The
foregoing shall not be
applicable to any information
that is publicly available when
provided or which thereafter
becomes publicly available other
than in contravention of
this Section 32 or which is
required to be disclosed by any
regulatory authority in the
lawful and appropriate exercise
 of its jurisdiction over a party
 any auditor of the parties
hereto by judicial or
administrative process or
 otherwise by applicable law or
 regulation
LIABILITY OF SUBADVISER
Notwithstanding anything
 herein to the contrary
neither Subadviser nor any of its
directors officers or employees
shall be liable to Manager
or the Trust for any loss
resulting from Subadvisers
acts or omissions as
Subadviser to the Portfolios
 except to
the extent any such losses
 result from bad faith willful
misfeasance reckless disregard or
gross negligence on the part
of Subadviser or any of its
directors
officers or employees in
the performance of Subadvisers
 duties
and obligations under this
Agreement
SUPPLEMENTAL ARRANGEMENTS
 EXPENSES
Supplemental Arrangements
Subject to the prior written
consent
of the Trustees and Manager
Subadviser may enter
into arrangements with other
 persons
affiliated with Subadviser
to better fulfill its
obligations under this
Agreement for the provision
of certain personnel and
facilities to
Subadviser provided that
 such arrangements do not
rise to the level of an
advisory
contract subject to the
requirements of Section 15
of the 1940 Act
Expenses
Each Portfolio shall pay or
 cause to be paid all of
 its own expenses
and its allocable share
of Trust expenses
incurred in managing
its portfolio of securities
including all
commissions markups
transfer fees
registration fees
 ticket charges transfer
 taxes
custodian fees
legal fees for
review of transactions
 or issues and similar
 expenses Each
Portfolio will also
 pay its allocable
share of such
extraordinary expenses as may
arise
including expenses
incurred in connection
with litigation
 proceedings and claims and
the legal obligations
of the Trust to indemnify
 its officers and Trustees and
 agents with
respect thereto In
no event will Subadviser
 have any obligation to pay
any of the
Portfolios expenses
including without limitation
i the expenses of organizing
the
Trust and continuing its
existence ii fees
and expenses of
Trustees and officers of the
Trust iii fees for
administrative personnel
and services iv
 expenses incurred in the
distribution of its
shares Shares
including expenses
of administrative
support
services v fees
 and expenses of
preparing and
printing its Registration
Statements
under the 1933 Act
and the 1940 Act vi
 expenses of registering
and qualifying the
Trust the Portfolios
 and Shares of the
Portfolios under
federal and state laws and
regulations vii
expenses of preparing
 printing and
distributing prospectuses
and any
amendments thereto
 to shareholders
viii interest expense
taxes fees and
commissions of every
kind ix expenses of
 issue including cost of
 Share certificates
purchase repurchase
 and redemption of
Shares x charges
 and expenses of
custodians
transfer agents
 dividend disbursing
agents shareholder
servicing agents
and registrars
xi printing and
mailing costs
auditing accounting
 and legal expenses
xii reports to
shareholders
and governmental
officers and
commissions
xiii expenses
of meetings of
Trustees and
shareholders
and proxy
solicitations
therefor xiv
insurance expenses xv
association
membership dues
and xvi such
nonrecurring
items as may arise
including
all losses and
liabilities
incurred in administering
 the Trust and the Portfolios
 Subadviser
shall not cause the Trust
 or the Portfolios to incur
 any expenses other than those
reasonably necessary for
 Subadviser to fulfill
its obligations under
this Agreement unless
Subadviser has first
notified Manager of its
 intention to do so
CONFLICTS OF INTEREST
It is understood that
the Trustees officers
agents and shareholders
of the Trust are or
may be interested in
 Subadviser as directors
 officers stockholders
 or otherwise that
directors officers
agents and stockholders
of Subadviser are or may
 be interested in the
Trust as trustees
officers shareholders or
otherwise that Subadviser
 may be interested in
the Trust and that
the existence of any
such dual interest
shall not affect the
 validity of
this Agreement or of
any transactions
hereunder except as
otherwise provided in the
Trusts Declaration
of Trust and the
Limited Partnership
 Agreement of Subadviser
respectively or by
specific provisions of
applicable law
REGULATION
Subadviser shall submit
 to all regulatory and
administrative bodies
having jurisdiction
over the services
provided pursuant to
this Agreement any
information reports or other
material which any
such body by reason
of this Agreement may
 reasonably request or
require pursuant to
applicable laws and
regulations
DURATION AND TERMINATION
OF AGREEMENT
Effective Date
Duration Continuance
This Agreement shall
become effective upon
 the change of control
 of the Trusts
current subadviser
 Fund Asset Management
 LP which is expected
to be on or
about September 30
2006
Subject to prior
termination pursuant
 to Section 82 below
 this Agreement shall
continue in force
until May 30 2008
and indefinitely
thereafter but only so long
as the continuance
after such date
shall be specifically
approved at least annually
by vote of the
Trustees or by a
 vote of a majority
of the outstanding voting
securities of each
Portfolio provided
that in either event
such continuance shall
also be approved by
the vote of a majority
of the Trustees who are
 not interested
persons of any party
to this Agreement cast
 in person at a meeting
called for the
purpose of voting on
 such approval
Unless otherwise
permitted under an
exemptive order issued by
the Commission
the required shareholder
approval of this Agreement
or any continuance
of this
Agreement shall be
effective with respect
to a Portfolio if a
majority of the
outstanding voting
securities of the series
of shares of the Portfolio
votes to
approve this Agreement
or its continuance
 Termination of this
Agreement by or
on behalf of one
Portfolio will not
 affect the continuation
of the Agreement with
respect to any other
 Portfolios
Termination and
Assignment
This Agreement may
be
 terminated at any
time upon sixty days
written notice
without the payment
of any penalty i
by the Trustees ii
by the vote of a
majority of the
outstanding voting securities
of each Portfolio iii
 by Manager
or iv by Subadviser
This Agreement will
terminate automatically
without the payment of any
 penalty
i in the event of
its assignment or ii in
the event the Management
 Contract is
terminated for any reason
Definitions
The terms registered
investment company
vote of a majority of
the outstanding
voting securities
 assignment and
interested persons
 when used herein shall
have the respective
meanings specified in
the 1940 Act as now in
effect or as hereafter
amended and subject
to such orders or
noaction letters as
may be granted by the
Securities and Exchange
Commission Commission
REPRESENTATIONS
WARRANTIES AND COVENANTS
Representations of
the Portfolios
The Trust on behalf
 of the Portfolios
represents and warrants
 that
the Trust is a business
trust established pursuant to
the laws of the
Commonwealth of Massachusetts
the Trust is duly registered as
an investment company under the
1940 Act and
each Portfolio is a duly
onstituted series portfolio
thereof
the execution delivery and
performance of this Agreement
are within the Trusts
powers have been and remain
 duly authorized by all necessary
action including
without limitation all necessary
approvals and other actions
required under the
1940 Act and will not violate
or constitute a default under
any applicable law or
regulation or of any decree
order judgment agreement or
instrument binding on
the Trust or the Portfolios
no consent of any applicable
governmental authority or body
is necessary except
for such consents as have been
obtained and are in full force
and effect and all
conditions of which have been
duly complied with and
this Agreement constitutes a
legal valid and binding
obligation enforceable
against the Trust and the
Portfolios in accordance
with its terms



Representations of Manager
The Manager represents
 warrants and agrees that
Manager is a business
trust established pursuant
 to the laws of the State of
Delaware

Manager is duly
registered as an
investment adviser
under the Investment
Advisers Act of 1940
the Advisers Act
Manager has been duly
appointed by the Trustees
 and Shareholders of the
Portfolios to provide
investment services to
the Portfolios as
contemplated by the
Management Contract
the execution delivery
and performance of this
Agreement are within Managers
powers have been and
remain duly authorized
 by all necessary corporate
action
and will not violate or
constitute a default under
any applicable law or regulation
or of any decree order
judgment agreement or
 instrument binding on Manager
no consent of any applicable
governmental authority or
 body is necessary except
for such consents as have
 been obtained and are in
full force and effect and all
conditions of which have
been duly complied with and
this Agreement constitutes
a legal valid and binding
obligation enforceable
against Manager
Representations of Subadviser
Subadviser represents
 warrants and agrees that
Subadviser is a limited
partnership established
 pursuant to the laws of
the State of
Delaware
Subadviser is duly
registered as an
investment adviser under the
Advisers Act
the execution delivery
and performance of this
 Agreement are within
Subadvisers powers
have been and remain duly
authorized by all necessary
corporate action and will
not violate or constitute
a default under any applicable
law or regulation or of any
decree order judgment
agreement or instrument
binding on Subadviser
no consent of any applicable
governmental authority or body
is necessary except
for such consents as have been
obtained and are in full force
and effect and all
conditions of which have been
duly complied with and
this Agreement constitutes a
legal valid and binding
obligation
 enforceable
against Subadviser
Covenants of Subadviser
Subadviser will promptly
notify the Trust and Manager
in writing of the
occurrence of any event which
is likely to have a material
impact on the
performance of its obligations
 pursuant to this Agreement
including without
limitation
the occurrence of any event
 which could disqualify
 Subadviser from
serving as an investment
adviser of a registered
 investment
company pursuant to
ection 9 a of the 1940
Act or
otherwise
any material change in
 Subadvisers overall
 business activities that may
have a material adverse
affect on Subadvisers
ability to
perform its obligations
under this Agreement
any event that would
constitute a change in
control as interpreted under
the 1940 Act of
Subadviser
any material change in
the composition of the
 portfolio team of a
Portfolio and
the existence of any
pending or threatened audit
investigation complaint
examination or other inquiry
other than routine regulatory
examinations or inspections
relating to the Portfolios
conducted by any state or
federal governmental regulatory
authority
Subadviser agrees that it
 will promptly supply Manager
 with copies of any
material changes to any of
the documents provided by

Subadviser has provided
and will provide at least
annually the Trustees and
Manager with certificates
of insurance setting forth
the amounts of its fidelity
bond and errors and omissions
coverage Subadviser agrees to
 maintain such bond
and coverage or equivalent
 coverage during the term
of this Agreement and will
not reduce either amount
 without the prior written
notice to Manager
MISCELLANEOUS PROVISIONS
Use of Subadvisers Name
Neither the Trust nor Manager
will use the name of Subadviser
or any affiliate of
Subadviser in any prospectus
 advertisement sales literature
 or other communication to
the public except with express
 permission of the Subadviser
provided that Subadviser
may not unreasonably withhold
its consent from the use of its
name as required by law
Use of Trust or Managers Name
Subadviser will not use the
name of Manager the Trust
or the Portfolios in any
prospectus advertisement
sales literature or other
communication to the public
except in
accordance with express
permission of the Manager
provided that Manager may not
unreasonably withhold its
consent from the use of its
name as required by law
Subadvisers Relationship
The Manager the Trust and
the Subadviser are not partners
 or joint venturers with each
other and nothing in this
Agreement shall be construed
 so as to make them partners or
joint venturers or impose any
liability as such on either of
 them  The Subadviser shall
perform its duties under this
Agreement as an independent
 contractor and not as an agent
of Trust the Trustees or the
 Manager
Amendments
This Agreement may be
modified by mutual consent
 of Manager Subadviser and the
Portfolios subject to the
provisions of Section 15
of the 1940 Act as modified
by or
interpreted by any applicable
 order or orders of the
Commission or any rules or
regulations adopted by
 or interpretive releases
of the Commission
Entire Agreement
This Agreement contains the
entire understanding and
agreement of the parties with
respect to the subject
 hereof
Captions
The headings in the
sections of this
Agreement are inserted
for convenience of reference
only and shall not
constitute a part
of the Agreement
Notices
All notices required
to be given pursuant to
this Agreement shall be
delivered or mailed
to the address set forth
in this section of the Trust
 Manager or Subadviser as
 the case
may be in person or by
registered mail or a
private mail or delivery
service providing the
sender with notice of
receipt Notice shall
be deemed given on the
 date delivered or
mailed in accordance
with this Section 107



Trust	Federated Index Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh PA 152377000
Attention	John W
 McGonigle Secretary
Facsimile No	4122887578
Manager	Federated
Equity Management Company
 of Pennsylvania
	Federated Investors
Tower
1001 Liberty Avenue
Pittsburgh PA  152223779
Attention	John Harris
Portfolio Manager
Facsimile No	4122888413
Subadviser	BlackRock
Investment Management LLC
	800 Scuddersmill Road
	Plainsboro NJ 08536
Attention	General Counsel
Facsimile No	6092828600
Severability
Should any portion of this
Agreement for any reason
be held to be void at law or
 in
equity the Agreement shall
be construed insofar as is
possible as if such portion had
never been contained herein
Governing Law
The provisions of this Agreement
 shall be construed and
 interpreted in accordance with
the laws of the Commonwealth
 of Pennsylvania without
 giving effect to the choice of
law provisions thereof
or any of the applicable
provisions of the 1940 Act
 To the extent
that the laws of the
Commonwealth of Pennsylvania
 or any of the provisions
in this
Agreement conflict with
applicable provisions of
the 1940 Act the latter
shall control
Limitation of Liability
A copy of the Restated and
Amended Declaration of Trust
establishing the Trust
dated
May 19 2000 as amended
from time to time together
with all amendments is on file
in
the office of the Secretary
of the Commonwealth of
 Massachusetts and notice
is hereby
given that this Agreement

 is not executed on behalf
 of any of the Trustees as
 individuals
and the shareholders
the Trustees the officers
the employees or any agent
of the Trust
shall not be liable for the
Trusts or any Portfolios
obligations hereunder nor
shall the
assets of any Portfolio be
used to satisfy the liabilities
 of any other Portfolio hereunder
Manager and Subadviser agree
to look solely to the assets
attributable to the relevant
Portfolio for the payment of
any claim against the Trust
hereunder or for the performance
thereof
Further Assurances
The parties agree a to
furnish upon request to
each other such further
information b to
execute and deliver to
each other such other
documents and c to do
such other acts and
things all as the other
 party may reasonably
request for the purpose of
 carrying out the
intent of this Agreement
and the documents referred to
 in this Agreement In the event
that this Agreement is terminated
 in accordance with Section 82
 above Subadviser
agrees to make reasonable efforts
 to assist Manager and the Trust
in the transition to the
succeeding adviser or subadviser
 This Section 1011 shall
 survive any termination of this
Agreement
Counterparts
This Agreement may be executed
in one or more counterparts
 each of which will be
deemed to be an original copy
of this Agreement and all of
which when taken together
will be deemed to constitute
one and the same agreement
Portfolio Transactions
Subadviser agrees not to
 consult with any of the
entities listed herein concerning
transactions for a Portfolio
in securities or other assets
a	other subadvisers to
a Portfolio if any
b	other subadvisers to
any other portfolio of the
 Trust and
c	other subadvisers to
a portfolio under common control
with the Portfolios



IN WITNESS WHEREOF the parties
hereto have caused this Agreement
 to be
executed under seal by their
duly authorized officers
as of the date first mentioned above
FEDERATED INDEX TRUST
on behalf of each series
 portfolio set forth on
Appendix A


By  /s/ J Christopher Donahue
Name  J Christopher Donahue
Title  President


FEDERATED EQUITY MANAGEMENT
COMPANY OF PENNSYLVANIA


By  /s/ John B Fisher
Name  John B Fisher
Title  President and CEO

BLACKROCK INVESTMENT
MANAGEMENT LLC


By  /s/ Donald C Burke
Name Donald C Burke
Title  Managing Director